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                                                                   EXHIBIT 99.3

                       M E R R I L L  C O R P O R A T I ON

      OFFER FOR OUTSTANDING 12% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                                 IN EXCHANGE FOR
                12% SERIES B SENIOR SUBORDINATED NOTES DUE 2009,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

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       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                  , 2000, UNLESS EXTENDED.
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To Our Clients:

         Enclosed please find a prospectus dated              , 2000 of Merrill
Corporation, a Minnesota corporation (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange its 12% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 12% Series A Senior Subordinated Notes due 2009 (the "Old Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

         We are the holder of record and/or participant in the book-entry transfer facility of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

         - the holder is not an "affiliate" of the Company (within the meaning of the Securities Act);

         - any Exchange Notes to be received by the holder are being acquired in the ordinary course of its business;

         - the holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes; and

         - the holder is not a broker-dealer tendering Old Notes acquired directly from the Company.

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         In addition, if the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON           , 2000 (THE "EXPIRATION DATE"), UNLESS EXTENDED
BY THE COMPANY. ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         Your attention is directed to the following:

         1.       The Exchange Offer is for any and all of the Old Notes.

         2. The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         3. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions of the Exchange Offer."

         4. Any transfer taxes incident to the transfer of the Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

         5. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

         IF YOU WISH TO HAVE US TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.


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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated                  , 2000, of Merrill Corporation, a Minnesota
corporation, and the related specimen Letter of Transmittal.

         The undersigned further acknowledge(s) that pursuant to the Letter of Transmittal, you will make the following representations on behalf of the undersigned: (i) the undersigned is not an "affiliate" of the Company (within the meaning of the Securities Act); (ii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business; (iii) the undersigned is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes; and (iv) the undersigned is not a broker-dealer tendering Old Notes acquired directly from the Company.

         In addition, if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, the undersigned acknowledge(s) that you will represent on behalf of the undersigned that the Old Notes to be exchanged for the Exchange Notes were acquired by the undersigned as a result of market-making activities or other trading activities, and acknowledge on behalf of the undersigned that the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

         This will instruct you to tender the number of Old Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related letter of Transmittal.

(Check one).

Box 1  / /   Please tender my Old Notes held by you for my account. If I do not wish to tender all of the Old Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Old Notes that I do not wish tendered.

Box 2  / /   Please do not tender any Old Notes held by you for my account.

Date:                          , 2000
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                                              Signature(s)


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                                              Please Print Name(s) Here


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                                              Area Code and Telephone No.


         UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD NOTES.


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